UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2026

Jacobs Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7463	88-1121891
(State or other jurisdiction of incorporation or organization)	(SEC File No.)	(I.R.S. Employer Identification No.)

1999 Bryan Street, Suite 3500 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (including area code): (214) 583-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $1 par value	J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Revolving Credit Agreement

On March 16, 2026, Jacobs Solutions Inc. (the “Company”), Jacobs Engineering Group Inc. ( “JEGI”) and certain of the Company’s wholly owned subsidiaries, as borrowers, entered into a credit agreement (the “Revolving Credit Agreement”) with the lenders party thereto, Bank of America, N.A., as administrative agent, Bank of America, N.A., BNP Paribas and Wells Fargo Bank, National Association, as co-syndication agents, The Toronto-Dominion Bank, New York Branch, HSBC Bank USA, National Association, U.S. Bank National Association and JPMorgan Chase Bank, N.A., as co-documentation agents, and BofA Securities, Inc., BNP Paribas Securities Corp. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners. Each of Bank of America, N.A., BofA Securities, Inc., BNP Paribas, Wells Fargo Bank, National Association, The Toronto-Dominion Bank, New York Branch, HSBC Bank USA, National Association, U.S. Bank National Association, JPMorgan Chase Bank, N.A., BNP Paribas Securities Corp. and Wells Fargo Securities, LLC are agents, arrangers, bookrunners and lenders, as the case may be, under the Term Loan Agreement (as defined below) and have provided, and may in the future provide, to the Company and its subsidiaries, and persons and entities with relationships with the Company and its subsidiaries, a variety of services, including cash management, investment research and management, commercial banking, hedging, brokerage, and advisory or other financial and non-financial activities and services, for which they received or will receive customary fees and expenses.

The Revolving Credit Agreement provides to the Company and the other borrowers party thereto from time to time with a $1,500 million revolving facility, which can be borrowed in U.S. dollars, British Sterling, Euros, Canadian dollars, Australian dollars, Swedish Krona, Singapore dollars and other agreed upon alternative currencies, which will mature on March 16, 2031. The Company may increase the amount of availability under the revolving credit facility or establish an incremental term loan facility in an aggregate amount of up to $750 million if certain conditions are satisfied, including the absence of any default or event of default under the Revolving Credit Agreement and the Company obtaining the consent of the lenders participating in the increase or incremental term loan facility.

On March 16, 2026, JEGI borrowed revolving loans in an amount of $545 million and used the proceeds therefrom to repay outstanding obligations under that certain third amended and restated credit agreement dated as of February 6, 2023 (the “Existing Revolving Credit Agreement”), by and among the Company, JEGI and certain of its subsidiaries as borrowers, Bank of America, N.A., as administrative agent, Bank of America, N.A., BNP Paribas, TD Bank, N.A. and Wells Fargo Bank, National Associate, as co-syndication agents, The Bank of Nova Scotia, HSBC Bank USA, National Association and U.S. Bank National Association, as co-documentation agents, and BofA Securities, Inc., BNP Paribas Securities Corp. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, and the Existing Revolving Credit Agreement was terminated on such date.

Additionally, on March 16, 2026, the Company borrowed revolving loans in an aggregate amount of approximately $56 million and will use the net proceeds therefrom to finance the cash consideration of the acquisition from shareholders of PA Consulting Group Limited (“PA Consulting”) other than the Company and its affiliates (the “PA Shareholders”) of all of the remaining issued share capital of PA Consulting owned by the PA Shareholders (the “Acquisition”), together with proceeds of loans borrowed under the Term Loan Agreement and cash on hand if needed based on the final adjusted purchase price of the Acquisition. If the Acquisition is not consummated for any reason, the Company intends to use the net proceeds from such revolving loans for general corporate purposes, including repayment of such revolving loans.

The obligations of the borrowers under the Revolving Credit Agreement will be guaranteed by the Company and JEGI. The guarantee of such obligations by JEGI will be released under certain circumstances, including, among other things, if the combined outstanding principal amount of JEGI’s 5.900% Sustainability-Linked Senior Notes due 2033 and 6.350% Senior Notes due 2028 is equal to or less than $300,000,000 in the aggregate and the guarantees of JEGI under the Company’s 4.750% Senior Notes due 2031 and 5.375% Senior Notes due 2036 are released or will be concurrently released with the guarantee of the Revolving Credit Agreement.

The interest rate applicable to the revolving loans extended under the Revolving Credit Agreement will be a rate based on the Secured Overnight Financing Rate (SOFR) rate for U.S. dollar denominated term loans, a rate based on the Sterling Overnight Index Average Reference Rate (SONIA) British sterling term loans, a rate based Euro Interbank Offered Rate (EURIBOR) for Euro denominated loans, a rate based on the Canadian Dollar Offered Rate (CDOR) for Canadian dollar loans, a rate based on the Stockholm Interbank Offered Rate (STIBOR) for Swedish Krona denominated loans, a rate based on Bank Bill Swap Reference Bid Rate (BBSY) for Australian dollar denominated loans and a rate based on Singapore Overnight Rate Average (SORA) for Singapore dollar denominated loans and a margin of between 0% and 0.625% for base rate loans and between 0.875% and 1.625% for SOFR, SONIA, EURIBOR, CDOR, STIBOR, BBSY and SORA rate loans, depending on the higher of the pricing level associated with the Company’s Debt Rating or the Consolidated Leverage Ratio. The commitment fee on the unused portion of the facility will range between 0.090% to 0.225% depending on the higher of the pricing level associated with the Company’s Debt Rating or the Consolidated Leverage Ratio.

Under the Revolving Credit Agreement, the Company must maintain a Consolidated Leverage Ratio of less than or equal to 3.50:1.00 (subject to temporary increases to 4.00:1.00 following the closing of certain material acquisitions).

The Revolving Credit Agreement contains customary representations, covenants and events of default and are consistent with those included in the Term Loan Agreement.

The foregoing description of the Revolving Credit Agreement is qualified in its entirety by reference to the complete text of the Revolving Credit Agreement, a copy of which is filed as exhibit 10.1 hereto and is incorporated by reference herein.

Term Loan Agreement

On March 16, 2026, the Company entered into a term loan agreement (the “Term Loan Agreement”) with the lenders party thereto, Bank of America, N.A., as administrative agent, Bank of America, N.A., BNP Paribas and Wells Fargo Bank, National Association, as co-syndication agents, The Toronto-Dominion Bank, New York Branch, HSBC Bank USA, National Association, U.S. Bank National Association and JPMorgan Chase Bank, N.A., as co-documentation agents, and BofA Securities, Inc., BNP Paribas Securities Corp. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners. Each of Bank of America, N.A., BofA Securities, Inc., BNP Paribas, Wells Fargo Bank, National Association, The Toronto-Dominion Bank, New York Branch, HSBC Bank USA, National Association, U.S. Bank National Association, JPMorgan Chase Bank, N.A., BNP Paribas Securities Corp. and Wells Fargo Securities, LLC are agents, arrangers, bookrunners, and lenders, as the case may be, under the Revolving Credit Agreement and have provided, and may in the future provide, to the Company and its subsidiaries, and persons and entities with relationships with the Company and its subsidiaries, a variety of services, including cash management, investment research and management, commercial banking, hedging, brokerage, and advisory or other financial and non-financial activities and services, for which they received or will receive customary fees and expenses.

The Term Loan Agreement provides to the Company with (i) a $700 million term loan facility, which may be borrowed within 60 days of the closing date of the Term Loan Agreement and the loans extended thereunder will mature on March 16, 2029 (the “Three Year Term Loan Facility”) and (ii) a $500 million term loan facility, which may be borrowed within 60 days of the closing date of the Term Loan Agreement and the loans extended thereunder will mature on March 16, 2031 (the “Five Year Term Loan Facility”).

On March 17, 2026, the Company borrowed the term loans under the Three Year Term Loan Facility and the Five year Term Loan Facility and will use the net proceeds therefrom to finance the cash consideration of the Acquisition, together with proceeds of revolving loans borrowed under the Revolving Credit Agreement and cash on hand if needed based on the final adjusted purchase price of the Acquisition. If the Acquisition is not consummated for any reason, the Company intends to use such net proceeds to for general corporate purposes.

The obligations of the Company under the Term Loan Agreement will be guaranteed by JEGI and such guarantee will be released under certain circumstances, including, among other things, if the combined outstanding principal amount of JEGI’s 5.900% Sustainability-Linked Senior Notes due 2033 and 6.350% Senior Notes due 2028 is equal to or less than $300,000,000 in the aggregate and the guarantees of JEGI under the Company’s 4.750% Senior Notes due 2031 and 5.375% Senior Notes due 2036 are released or will be concurrently released with the guarantee of the Term Loan Agreement.

The interest rate applicable to the term loans extended under the Term Loan Agreement will be a rate based on the Secured Overnight Financing Rate (SOFR) rate and a margin of between 0% and 0.500% for base rate loans under the Three Year Term Loan Facility, between 0% and 0.625% for base rate loans under the Five Year Term Loan Facility, between 0.750% and 1.500% for SOFR rate loans under the Three Year Term Loan Facility and between 0.875% and 1.625% for SOFR rate loans under the Five Year Term Loan Facility, depending on the higher of the pricing level associated with the Company’s Debt Rating or the Consolidated Leverage Ratio.

Under the Term Loan Agreement, the Company must maintain a Consolidated Leverage Ratio of less than or equal to 3.50:1.00 (subject to temporary increases to 4.00:1.00 following the closing of certain material acquisitions).

The Term Loan Agreement contains affirmative and negative covenants and events of default customary for financings of this type and are consistent with those included in the Revolving Credit Agreement.

The foregoing summary of the Term Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 hereto under the captions “Revolving Credit Agreement” and “Term Loan Agreement” is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1*	Credit Agreement, dated as of March 16, 2026, among Jacobs Solutions Inc., Jacobs Engineering Group Inc., certain wholly-owned subsidiaries of JEGI as borrowers from time to time, the lenders party thereto, Bank of America, N.A., as administrative agent, Bank of America, N.A., BNP Paribas and Wells Fargo Bank, National Association, as co-syndication agents, The Toronto-Dominion Bank, New York Branch, HSBC Bank USA, National Association, U.S. Bank National Association and JPMorgan Chase Bank, N.A., as co-documentation agents, and BofA Securities, Inc., BNP Paribas Securities Corp. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners

10.2*	Term Loan Agreement, dated as of March 16, 2026, among Jacobs Solutions Inc., Jacobs Engineering Group Inc., the lenders party thereto, Bank of America, N.A., as administrative agent, Bank of America, N.A., BNP Paribas and Wells Fargo Bank, National Association, as co-syndication agents, The Toronto-Dominion Bank, New York Branch, HSBC Bank USA, National Association, U.S. Bank National Association and JPMorgan Chase Bank, N.A., as co-documentation agents, and BofA Securities, Inc., BNP Paribas Securities Corp. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and other similar attachments have been omitted pursuant to Item 601(a) (5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules or attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacobs Solutions Inc.
Dated: March 17, 2026

	By:	/s/ Venk Nathamuni
Venk Nathamuni
Chief Financial Officer (Principal Financial Officer)